                                                                Exhibit 4.01(f)


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                      AND OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       Of

                      THE EQUITABLE COMPANIES INCORPORATED


                CUMULATIVE CONVERTIBLE PREFERRED STOCK, Series E

                             ----------------------


                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware

                             ----------------------

      The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of The Equitable Companies Incorporated, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof:

      RESOLVED that, pursuant to the authority expressly granted to and vested in the Board by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, the Board hereby authorizes and creates a series of Preferred Stock on the terms and with the provisions (in addition to those set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

      SECTION 1. Designation, Number of Shares and Liquidation Preference. The series of Preferred Stock created by this resolution shall be designated the "Cumulative Convertible Preferred Stock, Series E" (the "Cumulative Convertible Preferred Stock"). The number of authorized shares of Cumulative Convertible Preferred Stock shall be 822,460. The liquidation preference of each share of Cumulative Convertible Preferred Stock (the "Liquidation Preference") shall be $500.00.

      SECTION 2. Rank. The Cumulative Convertible Preferred Stock shall, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Common Stock, par value $.01 per share (the "Common Stock"), and any other capital stock, of the Corporation (other than (a) the Corporation's Convertible Exchangeable Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), (b) the Corporation's Preferred Stock, Series B, par value $1.00 per share (the "Series B Preferred Stock"), (c) the Corporation's Cumulative Convertible Preferred Stock, Series C, par value $1.00 per share
(the "Series C Preferred Stock") (d) the Corporation's Cumulative Convertible Preferred Stock, Series D, par value $1.00 per share (the "Series D Preferred Stock") and (e) any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Cumulative Convertible Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Cumulative Convertible Preferred Stock (the "Parity Securities").

      SECTION 3. Dividends. (a) (i) The holders of outstanding shares of Cumulative Convertible Preferred Stock shall be entitled to receive, in preference to the holders of shares of Junior Securities, when, as and if declared by the Board, out of funds of the Corporation legally available for the payment of dividends, a cumulative dividend at the rate per annum of $30 per share of Cumulative Convertible Preferred Stock from and including October 22, 1994 to but excluding December 19, 1994 (the "Exchange Offer Dividend Period"), and thereafter at a rate per annum of $__ per share of Cumulative Convertible Preferred Stock. Dividends shall accrue and be payable quarterly, when, as and if declared by the Board, in arrears on each January 22, April 22, July 22 and October 22 (each a "Dividend Payment Date"), commencing on January 22, 1995. Each such quarterly dividend shall be cumulative and shall accumulate, whether or not earned or declared and whether or not there are funds of the Corporation legally available for payment of dividends, for the period (each, a "Dividend Period") commencing on and including the most recent Dividend Payment Date to which dividends have been paid or accumulated to but excluding the next succeeding Dividend Payment Date, except (x) that the Dividend Period terminating on January 22, 1995 (the "Initial Dividend Period") shall commence on and include October 22, 1994 and (y) as otherwise provided in Sections 4, 5 and 7 with respect to shares of Cumulative Convertible Preferred Stock that are redeemed or converted into shares of Common Stock or with respect to which distributions are made upon a Liquidation Transaction (as defined in Section 7).

      (ii) Dividends shall be payable, net of any amounts required to be withheld for or with respect to taxes, to holders of record as they appear on the stock books of the Corporation at the close of business on such record dates, not more than 60 days nor less than 10 days prior to the respective Dividend Payment Date, as shall be fixed by the Board. If any Dividend Payment Date is not a Business Day, the quarterly dividend to be paid on such Dividend Payment Date shall be paid on the next following Business Day. A "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed. Except as provided in the next sentence, dividends shall be payable (x) on any date occurring on or prior to October 22, 1999 on which dividends are required to be paid hereunder, in such number of shares of Common Stock as equals the amount of dividends to be paid on such date divided by the average of the Closing Price (as defined in Section 5(n)) for the ten consecutive Trading Days (as defined in Section 5(n)) prior to such date (the "Dividend Market Price") and (y) thereafter, at the option of the Corporation, in cash or in a number of shares of Common Stock determined as aforesaid in clause (x), provided, that, in the event the Corporation elects to make the dividend payment payable on any Dividend Payment Date occurring after October 22, 1999 in a form different from the dividend payment made on the immediately preceding Dividend Payment Date, the Corporation shall give notice of such change to the holders of shares of Cumulative

Convertible Preferred Stock, by, at the Corporation's option, a press release announcing such change or by first class mail at such holders' respective addresses as shown on the stock books of the Corporation, not less than 10 days nor more than 30 days prior to such Dividend Payment Date. Dividends accumulated during the Exchange Offer Dividend Period shall be paid in cash on the first Dividend Payment Date immediately following the Exchange Offer Dividend Period. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

      (iii) Payments of dividends in cash shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to each holder of shares of Cumulative Convertible Preferred Stock at the address of such holder as shown on the stock books of the Corporation.

      (iv) Payments of dividends in Common Stock shall be made by mailing to each holder of shares of Cumulative Convertible Preferred Stock at the address of such holder as shown on the stock books of the Corporation (a) a certificate or certificates representing the shares of Common Stock to which such holder is entitled and (b) a check made payable for an amount corresponding to any fractional interest in a share of Common Stock as provided in this clause (iv). All shares of Common Stock issued and delivered pursuant to this Section 3 will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable. If any shares of Common Stock are listed on any national securities exchange, the Corporation shall, if permitted by the rules of such exchange, list the shares of Common Stock to be delivered pursuant to this
Section 3, prior to such payment, on such exchange. The Corporation shall have the option of issuing fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon payment of dividends or, in lieu thereof, paying a cash adjustment in respect of such fractional interest in an amount equal to that fraction of the Dividend Market Price. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock pursuant to this Section 3; provided that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificates representing such shares of Common Stock in a name other than that of the holder of the shares of Cumulative Convertible Preferred Stock in respect of which such certificates are being issued and no such issuance or delivery shall be made unless and until the holder requesting such issuance has paid to the Corporation the amount of any such tax or has established to the reasonable satisfaction of the Corporation that such tax is not required to be paid.

      (b) The amount of dividends payable for each full Dividend Period for the Cumulative Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the Initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Cumulative Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Cumulative Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Cumulative Convertible Preferred Stock.

      (c) All dividends paid with respect to shares of Cumulative Convertible Preferred Stock shall be paid pro rata to the holders entitled thereto.

      (d) When dividends are not paid in full upon the Cumulative Convertible Preferred Stock, any dividends declared or paid upon shares of Cumulative Convertible Preferred Stock and any Parity Securities shall be declared or paid, as the case may be, pro rata so that the amounts of dividends declared or paid, as the case may be, per share on the Cumulative Convertible Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Cumulative Convertible Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Cumulative Convertible Preferred Stock, or any Parity Securities, which may be in arrears.

      (e) Unless full cumulative dividends on the Cumulative Convertible Preferred Stock have been or contemporaneously are declared by the Board and paid or declared and an amount of cash or shares of Common Stock, as the case may be, sufficient for the payment thereof set apart by the Corporation for all Dividend Periods terminating on or prior to the date of payment of dividends on any Junior Securities, no dividends shall be declared or paid or any sum set apart for such payment or any other distribution made on or with respect to such Junior Securities for any period, other than dividends payable or distributions made in shares of Junior Securities.

      (f) Unless full cumulative dividends on the Cumulative Convertible Preferred Stock have been or contemporaneously are declared by the Board and paid or declared and an amount of cash or shares of Common Stock, as the case may be, sufficient for the payment thereof set apart by the Corporation for all Dividend Periods terminating on or prior to the date of any event described in clause (x) or (y) of this Section 3(f), the Corporation shall not, and shall not permit its Subsidiaries (as defined in Section 5(n)) to,

(x) redeem, purchase, retire or otherwise acquire for any consideration any shares of Cumulative Convertible Preferred Stock, unless (A) all shares of Cumulative Convertible Preferred Stock outstanding shall be redeemed, purchased, retired or otherwise acquired or (B) the shares of Cumulative Convertible Preferred Stock are redeemed, purchased, retired or otherwise acquired pro rata from among the holders of the shares then outstanding or (y) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for the redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except (i) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities or redemptions, purchases or acquisitions of shares of Common Stock for purposes of any employee benefit plan or program of the Corporation or any Subsidiary and (ii) in the case of Parity Securities, redemptions, purchases, retirements, acquisitions or distributions made pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Cumulative Convertible Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Cumulative Convertible Preferred Stock and such other Parity Securities bear to each other; provided that this Section 3(f) shall not apply to any Subsidiary of the Corporation that is (1) an insurance company or other financial institution, a broker or a dealer (as such terms are defined in the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as the case may be) or an investment advisor (as defined in the Investment Advisors Act of 1940, as amended), in each case acting for the bene-fit of Persons (as defined in Section 5(n)) other than the Corporation or its Subsidiaries or (2) any investment vehicle managed or advised by any of the Persons described in clause (1) above for the benefit of any Persons other than the Corporation or its Subsidiaries.

      SECTION 4. Redemption. (a) The Cumulative Convertible Preferred Stock shall not be redeemable prior to April 21, 1996.

      (b) (i) The Cumulative Convertible Preferred Stock shall be subject to redemption in Common Stock, at the option of the Corporation, at any time on or after April 21, 1996, in part from time to time or in whole, if for 20 Trading Days (as defined in Section 5(n)) within any period of 30 consecutive Trading Days, including the last Trading Day of such 30 consecutive Trading Days, the Closing Price (as defined in Section 5(n)) of the Common Stock on each of such 20 Trading Days exceeds 125% of the Conversion Price (as defined in Section 5(b)) in effect on each such Trading Day.

      (ii) In order to exercise its redemption option under this Section 4(b), the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the last Trading Day of any such 30 consecutive Trading Days during which the Closing Price of the Common Stock on each of 20 Trading Days within such 30 consecutive Trading Days exceeded 125% of the Conversion Price in effect on each of such 20 Trading Days. The Press Release shall announce the redemption and set forth the number of shares of Cumulative Convertible Preferred Stock that the Corporation intends to redeem. The date fixed by the Corporation for such redemption (a "Call Date") shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 nor more than 60 days after the date on which the Corporation issues the Press Release. Upon the redemption of Cumulative Convertible Preferred

Stock by the Corporation pursuant to this Section 4(b) on a Call Date, (x) each such share of Cumulative Convertible Preferred Stock shall be redeemed for that number of shares of Common Stock determined by dividing the Liquidation Preference of such share by the Conversion Price as of the opening of business on the Call Date (such calculation to be carried out to four (4) decimal places) and (y) the holder of each such share of Cumulative Convertible Preferred Stock shall have the right to receive any cash adjustment pursuant to Section 4(i) with respect to any fractional shares resulting from such conversion, together with accumulated and unpaid dividends (whether or not earned or declared) to such Call Date on the shares of Cumulative Convertible Preferred Stock so redeemed, without interest, payable in cash or shares of Common Stock as provided in Section 3(a).

      (c) To the extent the Corporation shall have funds legally available therefor, the Cumulative Convertible Preferred Stock shall be subject to redemption in cash, at the option of the Corporation, at any time on or after April 21, 2000, in part from time to time or in whole, at $500 per share, together with accumulated and unpaid dividends thereon (whether or not earned or declared) to any date fixed by the Corporation for such redemption (a "Cash Redemption Date"), without interest, payable in cash or shares of Common Stock as provided in Section 3(a).

      (d) If the Corporation elects to redeem shares of Cumulative Convertible Preferred Stock pursuant to Section 4(b), notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. If the Corporation elects to redeem shares of Cumulative Convertible Preferred Stock pursuant to Section 4(c), notice of such redemption shall be given not less than 30 nor more than 60 days prior to the Cash Redemption Date fixed in such notice to each holder of record of the shares to be redeemed.

      (e) Any notice pursuant to Section 4(d) shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by
Section 4(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed, whether or not the holder receives the notice. Each such notice shall state, in addition to any other information the Corporation deems appropriate: (i) the Call Date or the Cash Redemption Date, as the case may be; (ii) the number of shares of Cumulative Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) in the case of redemption pursuant to Section 4(b), the number of shares of Common Stock to be issued with respect to each share of Cumulative Convertible Preferred Stock; (iv) in the case of redemption pursuant to Section 4(c), the applicable redemption price; (v) the place or places where certificates for shares of Cumulative Convertible Preferred Stock are to be surrendered for redemption; (vi) the then effective Conversion Price; and (vii) that the right of holders to convert shares of Cumulative Convertible Preferred Stock to be redeemed shall terminate at the close of business on the applicable Call Date or Cash Redemption Date, as the case may be.

      (f) (i) From and after a Call Date or a Cash Redemption Date, as the case may be (unless the Corporation shall fail to make available the number of shares of Common Stock and/or irrevocably to set apart the cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends on the shares of the Cumulative Convertible Preferred Stock so called for redemption shall cease to accrue, (y) such shares of Cumulative Convertible Preferred

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Stock shall no longer be deemed to be outstanding and (z) all rights of the holders thereof as holders of Cumulative Convertible Preferred Stock shall cease except as provided in clause (iii) of this Section 4(f).

      (ii) The Corporation's obligation to provide any shares of Common Stock and/or any cash in accordance with clause (i) of this Section 4(f) shall be deemed fulfilled if, on or before the applicable Call Date or Cash Redemption Date, as the case may be, the Corporation shall deposit with First Chicago Trust Company of New York, or with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has a capital and surplus of at least $50,000,000, any shares of Common Stock and/or any cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or such cash be applied to the redemption of the shares of Cumulative Convertible Preferred Stock called for redemption.

      (iii) In the case of any redemption pursuant to Section 4(b), from and after the close of business on a Call Date (unless the Corporation defaults in the delivery of the shares of Common Stock and any cash payable on such Call
Date), the shares of Cumulative Convertible Preferred Stock to be redeemed shall cease to accumulate dividends, each holder of such shares shall be deemed to be the holder of the number of shares of Common Stock for which such Cumulative Convertible Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates for such holder's shares of Cumulative Convertible Preferred Stock, and the only right of such holders shall be to receive (x) such shares of Common Stock, (y) any cash adjustments made pursuant to Section 4(i) and (z) all accumulated and unpaid dividends (whether or not earned or declared) on such shares of Cumulative Convertible Preferred Stock to but excluding the Call Date. In the case of any redemption pursuant to Section 4(c) (unless the Corporation defaults in the payment of the applicable redemption price), the shares of Cumulative Convertible Preferred Stock to be redeemed shall from and after the close of business on a Cash Redemption Date cease to accumulate dividends and the only right of the holders of such shares shall be to receive payment of the redemption price and all accumulated and unpaid dividends (whether or not earned or declared) on such shares to but excluding the Cash Redemption Date. No interest shall accrue for the benefit of the holders of Cumulative Convertible Preferred Stock to be redeemed on any sum set aside by the Corporation in connection with a redemption pursuant to this Section 4. Subject to applicable escheat laws, any cash or shares of Common Stock, unclaimed at the end of two years from the applicable Call Date or Cash Redemption Date, as the case may be, shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed cash or shares of Common Stock, as the case may be, and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash or shares of Common Stock, as the case may be. Any interest accrued on cash deposited pursuant to this Section 4(f) shall be paid from time to time to the Corporation for its own account.

      (iv) As promptly as possible after the surrender of the certificates for any shares of Cumulative Convertible Preferred Stock redeemed pursuant to this
Section 4 (with appropriate endorsements and any transfer documents reasonably requested by the Corporation or any transfer agent designated by the Corporation), such certificates shall be exchanged (A) in the case of any redemption pursuant to Section 4(b), for certificates for shares of Common Stock and any cash for adjustments pursuant to Section 4(i) and (B) in the case of any redemption pursuant to Section 4(c), for payment of the redemption price, in either case together with all accumulated and unpaid dividends (whether or not earned or declared) payable thereon, payable in cash or shares of Common Stock as provided in Section 3(a).

      (g) If fewer than all the outstanding shares of Cumulative Convertible Preferred Stock are to be redeemed pursuant to this Section 4, except as otherwise provided by Section 3(f), shares to be redeemed shall be selected by the Corporation from outstanding shares of Cumulative Convertible Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (h) Any fraction of a share of Cumulative Convertible Preferred Stock may be redeemed in the same manner in which a whole share of Cumulative Convertible Preferred Stock may be redeemed pursuant to this Section 4, provided that any shares of Common Stock deliverable and/or any cash payable upon the redemption of such fractional interest shall be determined by multiplying the number of shares of Common Stock deliverable and/or any cash payable upon the redemption of one share of Cumulative Convertible Preferred Stock by that fraction. If part of a share of Cumulative Convertible Preferred Stock is redeemed, a new certificate shall be issued representing the unredeemed portion of a share without cost to the holder thereof.

      (i) In the case of any redemption pursuant to Section 4(b), the Corporation shall have the option of issuing fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon redemption of the shares of Cumulative Convertible Preferred Stock, or, in lieu thereof, paying a cash adjustment in respect of such fractional interest in an amount equal to that fraction of the average of the Closing Price of the

Common Stock for the ten consecutive Trading Days prior to the Call Date. If more than one certificate shall be surrendered for redemption at any one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Cumulative Convertible Preferred Stock represented by the certificates so surrendered.

      (j) All shares of Common Stock issued and delivered pursuant to Section 4(b) will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable. If any shares of Common Stock are listed on any national securities exchange, the Corporation shall, if permitted by the rules of such exchange, list the shares of Common Stock required to be delivered upon a redemption of the Cumulative Convertible Preferred Stock pursuant to
Section 4(b), prior to such redemption, on such exchange.

      (k) Upon any redemption of Cumulative Convertible Preferred Stock, the Corporation shall pay all accumulated and unpaid dividends (whether or not earned or declared) to but excluding the applicable Call Date or Cash Redemption Date, as the case may be. If a Call Date or a Cash Redemption Date, as the case may be, falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Cumulative Convertible Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date (but without duplication of any amounts payable pursuant to the preceding sentence in respect of accumulated and unpaid dividends), notwithstanding the redemption of such shares before such Dividend Payment Date. The Corporation shall make no payment or allowance for unpaid dividends on any shares of Common Stock issued upon redemption pursuant to Section 4(b).

      (l) Any cash payment to a holder of shares of Cumulative Convertible Preferred Stock in connection with any redemption of the Cumulative Convertible Preferred Stock pursuant to this Section 4 shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to such holder at the address of such holder as shown on the stock books of the Corporation.

      SECTION 5. Conversion. The Cumulative Convertible Preferred Stock shall be convertible into shares of Common Stock as follows:

      (a) Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Cumulative Convertible Preferred Stock shall have the right, at such holder's option, at any time, in whole or, from time to time, in part, to convert any of such shares of Cumulative Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price as of the Conversion Date upon the terms hereinafter set forth. In case the shares of Cumulative Convertible Preferred Stock are called for redemption, such right of conversion shall terminate at the close of business on the applicable Call Date or Cash Redemption Date, as the case may be, unless the Corporation shall default in the delivery of the shares of Common Stock and/or the payment of any cash due upon redemption. Each share of Cumulative Convertible Preferred Stock shall be convertible pursuant to this Section 5(a) into the number of shares of Common Stock determined by dividing the Liquidation Preference of such share by the Conversion Price as of the Conversion Date (such calculation to be carried out to four (4) decimal places).

      (b) The "Conversion Price" shall mean $24.50, as adjusted from time to time in accordance with the terms of this Section 5.

      (c) A holder of shares of Cumulative Convertible Preferred Stock may exercise the conversion right specified in Section 5(a) as to any shares held by such holder by delivering written notice to the Corporation stating that such holder elects to convert all or a specified number of the shares of Cumulative Convertible Preferred Stock held by such holder. Such holder shall surrender to the Corporation, or any transfer agent of the Corporation previously designated by the Corporation to such holders for this purpose, a certificate or certificates representing the shares of Cumulative Convertible Preferred Stock to be converted with appropriate endorsements and any transfer documents reasonably requested by the Corporation or such transfer agent. Conversion of the shares of Cumulative Convertible Preferred Stock to be converted shall be deemed to have been effected immediately prior to the close of business on the date when such holder surrenders for conversion the certificate or certificates representing such shares of Cumulative Convertible Preferred Stock (any such date is referred to herein with respect to such shares as the "Conversion Date") and the Person in whose name the certificate or certificates representing Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such Person shall be deemed to have become such holder of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. As promptly as practicable after the Conversion Date and after surrender to the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the Cumulative Convertible Preferred Stock for such purpose, by a holder of a certificate or certificates representing the shares of Cumulative Convertible Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be delivered to or upon the written order of such holder

(i) a certificate or certificates representing the number of full shares of Common Stock to which such holder is entitled and (ii) a check made payable for an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 5(e). Upon conversion of only a portion of the shares of Cumulative Convertible Preferred Stock represented by any certificate, the Corporation shall issue and deliver or cause to be delivered to or upon the written order of the applicable holder of shares of Cumulative Convertible Preferred Stock, at the expense of the Corporation, a new certificate representing the unconverted portion of the certificate so surrendered.

      Holders of shares of Cumulative Convertible Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, if shares of Cumulative Convertible Preferred Stock are surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares of Cumulative Convertible Preferred Stock converted after the issuance of a notice of redemption with respect to a Call Date or a Cash Redemption Date during such period), (i) so long as dividends on the Cumulative Convertible Preferred Stock are required to be payable in shares of Common Stock, and thereafter unless the dividends payable on such Dividend Payment Date are specified by the Corporation to be payable in cash pursuant to Section 3(a)(ii), the shares of Common Stock which the converting holder shall be entitled to receive shall be reduced by the number of shares of Common Stock payable as a dividend on such Dividend Payment Date on the total number of shares surrendered for conversion (including any fractional shares), and (ii) if the dividends payable on such Dividend Payment Date are specified by the Corporation to be payable in cash pursuant to Section 3(a)(ii), such shares of Cumulative Convertible Preferred Stock surrendered for conversion must be accompanied by an amount of cash equal to the cash dividends payable on such shares on such Dividend Payment Date. A holder of shares of Cumulative Convertible Preferred Stock on a dividend payment record date who tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Cumulative Convertible Preferred Stock on such date, and the shares of Common Stock which the converting holder shall be entitled to receive shall not be reduced as provided in this Section 5, and the converting holder need not include payment of the amount of any cash dividend upon surrender of shares of Cumulative Convertible Preferred Stock for conversion, as the case may be. The Corporation shall make no payment or allowance for unpaid dividends on any shares of Common Stock issued upon conversion pursuant to this Section 5.

      (d) Any fraction of a share of Cumulative Convertible Preferred Stock may be converted by a holder thereof in the same manner in which a whole share of Cumulative Convertible Preferred Stock may be converted pursuant to this Section 5, provided that any shares of Common Stock deliverable and any cash payable upon the conversion of such fractional interest shall be determined by multiplying the number of shares of Common Stock deliverable and any cash payable upon the conversion of one share of Cumulative Convertible Preferred Stock by that fraction. If part of a share of Cumulative Convertible Preferred Stock is converted, a new certificate shall be issued representing the unconverted portion of a share without cost to the holder thereof.

      (e) The Corporation shall have the option of issuing fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon conversion of the shares of Cumulative Convertible Preferred Stock, or, in lieu thereof, paying a cash adjustment in respect of such fractional interest in an amount equal to that fraction of the average of the Closing Price of the Common Stock for the ten consecutive Trading Days prior to the Conversion Date. If more than one certificate shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Cumulative Convertible Preferred Stock represented by the certificates so surrendered.


      (f) The Conversion Price and the number and kind of securities issuable upon conversion of the shares of Cumulative Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

            (i) In case the Corporation shall, at any time or from time to time while any shares of the Cumulative Convertible Preferred Stock are outstanding, (A) pay a dividend or make a distribution on the Common Stock in shares of Common Stock; (B) subdivide its outstanding shares of Common Stock into a greater number of shares; (C) combine its outstanding shares of Common Stock into a smaller number of shares; (D) make a distribution on its Common Stock in shares of capital stock of the Corporation other than Common Stock; or (E) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to the date fixed for the determination of stockholders affected by such actions shall be adjusted so that each holder of shares of Cumulative Convertible Preferred Stock shall after such date of determination be entitled to receive, upon surrender for conversion, the number of shares of Common Stock or other capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such date of determination if such holder had converted its shares of Cumulative Convertible Preferred Stock immediately prior to such date of determination. An adjustment made pursuant to this clause (i) shall become effective immediately after such date of determination. If, after an adjustment pursuant to this clause (i), the holders of shares of Cumulative Convertible Preferred Stock upon conversion of such shares of Cumulative Convertible Preferred Stock may receive shares of two or more classes of capital stock of the Corporation, the Board shall in good faith determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 5.

            (ii) In case the Corporation shall, at any time or from time to time while any shares of the Cumulative Convertible Preferred Stock are outstanding, issue to holders of outstanding shares of Common Stock generally rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 5(n)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase. Such decrease shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. No adjustment to the Conversion Price shall be made in respect of any issuance of Common Stock upon exercise of any right or warrant if an adjustment shall previously have been made upon issuance of such right or warrant. In case any rights or warrants referred to in this clause (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

            (iii) In case the Corporation shall, at any time or from time to time while any shares of the Cumulative Convertible Preferred Stock are outstanding, distribute to holders of outstanding shares of Common Stock generally evidences of indebtedness or assets of the Corporation or any of its Subsidiaries or Affiliates (as defined in Section 5(n)), including securities and cash, but excluding (x) any dividend or distribution or rights or warrants referred to in clause (i) or (ii) above and (y) regular quarterly cash dividends of the Corporation declared in the ordinary course by the Board, then in each such case the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be decreased by multiplying such Conversion Price by a frac-tion, the numerator of which shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined by the Board in good faith) of the portion of such evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

            (iv) At any time or from time to time while any shares of Cumulative Convertible Preferred Stock are outstanding in case of (A) any capital reorganization or any reclassification or change of the Common Stock (other than a reclassification covered by clause (i) above) of the Corporation, (B) the consolidation or merger of the Corporation with or into any other corporation or (C) the sale, lease or other disposition or conveyance of the property and assets of the Corporation as, or substantially as, an entirety to any other corporation, in each case as a result of which holders of outstanding shares of Common Stock generally will be entitled to receive shares of stock or other securities or other property (including cash) with respect to or in exchange for the Common Stock, there shall be no adjustment of the Conversion Price but the shares of Cumulative Convertible Preferred Stock shall, after such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance, be convertible into the kind and amount of shares of stock or other securities or property (including cash) which the holder of shares of Cumulative Convertible Preferred Stock would have been entitled to receive upon such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance if such holder had converted the shares of Cumulative Convertible Preferred Stock owned by such holder immediately prior to the time of such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance (assuming such holder elected to receive the same kind and amount of shares of stock or other securities or property (including cash) receivable upon such capital reorganization, reclassification or change of Common Stock, consolidation, merger or sale, lease or other disposition or conveyance receivable by a plurality of the holders of shares of Common Stock); and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests of the holders of shares of Cumulative Convertible Preferred Stock, so that the provisions set forth in this Section 5 (including without limitation those set forth in this Section 5(f)) shall be made applicable, as closely as reasonably practicable, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Cumulative Convertible Preferred Stock. The provisions of this clause (iv) shall apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales, leases or other dispositions or conveyances.

            (v) All calculations under this Section 5(f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than 1% of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% thereof or more.

            (vi) No adjustment provided for in clause (i), (ii) or (iii) of this
      Section 5(f) shall be made if a distribution that would otherwise trigger such adjustment is also made to the holders of shares of Cumulative Convertible Preferred Stock in the same manner and amount as if the holders owned the shares of Common Stock into which the shares of Cumulative Convertible Preferred Stock are convertible immediately prior to such distribution.

            (vii) The Board may make such adjustments in the Conversion Price, in addition to those required by this Section 5(f), as shall be determined by it (as evidenced by a resolution of the Board) to be advisable in order to avoid or diminish any adverse United States Federal income tax consequences to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any similar events treated as such for Federal income tax purposes. The Board shall have the power to resolve any ambiguity or correct any error in this Section 5 in a manner not adverse to the holders of the Cumulative Convertible Preferred Stock.

            (viii) Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock or rights or warrants by the Corporation to which any of the provisions of this
      Section 5(f) applies.

      (g) Whenever the Conversion Price shall be adjusted as provided in
Section 5(f), the Corporation shall forthwith give written notice to the holders of shares of Cumulative Convertible Preferred Stock by first class mail, to such holders' respective addresses as shown on the stock books of the Corporation setting forth the Conversion Price that shall be in effect after such adjustment. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be given under the provisions of
Section 5(h). The Corporation shall also file with any transfer agent designated by the Corporation pursuant to Section 5(c) a notice stating the adjusted Conversion Price and setting forth a brief statement of the facts upon which such adjustment is based.

      (h) In the event the Corporation shall propose to take any action of the type described in clause (i), (ii), (iii) or (iv) of Section 5(f), the Corporation shall give written notice to the holders of shares of Cumulative Convertible Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation which notice shall specify the date fixed for the determination of stockholders to be affected, if any, by such action and the approximate date on which such action is to take place. Such notice shall also set forth the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Cumulative Convertible Preferred Stock. In the case of any action which would require the fixing of such date of determination, such notice shall be given at least 10 days prior to the date so fixed, and, in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. The failure to give the notice required by this Section 5(h), or any defect therein, shall not affect the legality or validity of any action of the type described in clause (i), (ii), (iii) or (iv) of Section 5(f) or any vote authorizing such action.

      (i) The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of the shares of Cumulative Convertible Preferred Stock; provided that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificates representing such shares of Common Stock in a name other than that of the holder of the shares of Cumulative Convertible Preferred Stock in respect of which such certificates are being issued and no such issuance or delivery shall be made unless and until the holder requesting such issuance has paid to the Corporation the amount of any such tax or has established to the reasonable satisfaction of the Corporation that such tax is not required to be paid.

      (j) So long as any Cumulative Convertible Preferred Stock remains outstanding, the Corporation shall reserve at all times, free from preemptive rights, out of its authorized but unissued shares of Common Stock or Common Stock held in treasury, solely for the purpose of effecting the conversion of the Cumulative Convertible Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Cumulative Convertible Preferred Stock.

      (k) If, and so long as, any shares of Common Stock into which the shares of Cumulative Convertible Preferred Stock are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion.

      (l) All shares of Common Stock which may be issued and delivered upon conversion of the shares of Cumulative Convertible Preferred Stock will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable and the Corporation shall not take any action which would cause the Conversion Price to be less than the par value of the Common Stock.

      (m) In any case in which Section 5(f) provides that an adjustment shall become effective on, or on the day following, the record date for any event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Cumulative Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 5(e).

      (n) For purposes of this Section 5:

            (i) "Affiliate" has the meaning given to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

            (ii) "Closing Price" means, for any Trading Day, the last reported sales price, regular way, per share of Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock, in either case as reported on the New York Stock Exchange Composite Transactions Tape or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, as quoted through the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted through such National Market System, the average of the closing bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected from time to time by the Corporation for that purpose.

            (iii) "Current Market Price" means, as of any date, the average of the Closing Prices for the 30 consecutive Trading Days ending on the Trading Day prior to such date.

            (iv) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory authority or other entity.

            (v) "Subsidiary" means any corporation, association or other business entity more than 50% of the shares of stock of any class or classes (or equivalent interests) of which is at the time owned by the Corporation or by one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation, if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity.

            (vi) "Trading Day" means any day the New York Stock Exchange is open for regular trading.

      SECTION 6. Shares to be Retired. All shares of Cumulative Convertible Preferred Stock purchased or redeemed by the Corporation (excluding, until the Corporation elects to retire them, shares that are held as treasury shares) or converted shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

      SECTION 7. Liquidation. (a) The shares of Cumulative Convertible Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Cumulative Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference in an amount per share of Cumulative Convertible Preferred Stock equal to the Liquidation Preference, plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Cumulative Convertible Preferred Stock to the date of final distribution.

      (b) If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Cumulative Convertible Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets, surplus funds or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Cumulative Convertible Preferred Stock and Parity Securities if all amounts payable thereon were payable in full.

      (c) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale or transfer of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation Transaction.

      SECTION 8. Voting Rights. (a) The holders of shares of Cumulative Convertible Preferred Stock shall not be entitled to any voting rights except as provided in this Section 8, the Restated Certificate of Incorporation of the Corporation or as otherwise required by law.

      (b) (i) If at any time or times six quarterly dividends (whether or not consecutive) payable on the Cumulative Convertible Preferred Stock shall be in arrears and unpaid, in whole or in part, or shall not have been declared and a sum sufficient for the payment thereof in full shall not have been set apart for payment, then the number of directors constituting the Board, without further action, shall be increased by two and the holders of the Cumulative Convertible Preferred Stock, together with the holders of shares of every other series of Preferred Stock upon which rights to vote for the election of two additional directors have been conferred and are then exercisable (any such other series, the "Parity Voting Preferred Stock"), shall have the exclusive right, voting separately as a class, to elect the two directors of the Corporation to fill such newly created directorships. The remaining directors constituting the Board shall continue to be elected by the other class or classes (or series thereof) of stock entitled to vote therefor.

      (ii) Whenever such voting right shall have vested, such right may be exercised at a special meeting of the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock, at any annual or special meeting of stockholders held for the purpose of electing directors. Each director elected pursuant to such right shall be elect-ed by a majority of the votes cast. The voting right of the holders of Cumulative Convertible Preferred Stock shall continue until such time as all cumulative dividends accumulated on the Cumulative Convertible Preferred Stock shall have been paid in full, at which time such voting right of the holders of Cumulative Convertible Preferred Stock shall terminate and, subject to the voting right of the holders of Parity Voting Preferred Stock, the authorized number of members of the Board shall automatically be reduced by two, but such voting right shall again vest in the event of each and every subsequent failure of the Corporation to pay or declare and set apart for payment dividends for the requisite number of periods.

      (iii) At any time when such voting right shall have vested in the holders of Cumulative Convertible Preferred Stock, a proper officer of the Corporation shall, upon the written request of holders of record of 10% of the shares of Cumulative Convertible Preferred Stock then outstanding, call a special meeting of holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock for the purpose of electing the two directors to be elected by such holders or removing any director previously elected. Such meeting shall be held at the earliest practicable date upon not less than 10 days' notice to such holders. If such meeting shall not be called within 30 days after receipt of such written request, then the holders of record of 10% of the shares of Cumulative Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon not less than 10 days' notice to such holders. Any holder of Cumulative Convertible Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be so called.

      (iv) At any meeting at which the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock shall have the right to elect directors, the presence in person or by proxy of the holders of at least a majority of the votes entitled to be cast by the then outstanding shares of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock shall be required and be sufficient to constitute a quorum. At any such meeting or adjournment thereof, the absence of a quorum of the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock.

      (v) Each director elected by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock shall serve until the earlier of (i) the election by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock and qualification of such director's successor and (ii) the time at which the holders of the Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock no longer have the right to elect such director. Upon any termination of such voting rights, the term of office of each director elected by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock shall terminate immediately. Other than as provided in the two preceding sentences, the directors elected by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock may be removed only by the holders of the Cumulative Convertible Preferred Stock and the Parity Voting Preferred Stock.

      (vi) If a director so elected by the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock shall cease to serve as director before such director's term shall expire, the holders of Cumulative Convertible Preferred Stock and Parity Voting Preferred Stock then outstanding may, in the manner provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

      (c) So long as any shares of Cumulative Convertible Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares shall be required by law or by the Restated Certificate of Incorporation, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Cumulative Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

            (i) any amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation that materially adversely affects the voting powers, rights or preferences of the holders of the Cumulative Convertible Preferred Stock; provided, however, that the amendment of the provisions of the Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any Junior Securities or any shares of any class of Parity Securities shall not be deemed to have a material adverse effect on the voting powers, rights or preferences of the holders of Cumulative Convertible Preferred Stock; or

            (ii) the authorization or creation of, or the increase in the authorized amount of, any shares of (x) any class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior as to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation to the shares of the Cumulative Convertible Preferred Stock (the "Senior Securities") or (y) any security convertible into, or exchangeable or exercisable for, shares of any Senior Securities;

provided, however, that no such vote of the holders of Cumulative Convertible Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Securities or security convertible into, or exchangeable or exercisable for, Senior Securities is to be made, as the case may be, all shares of Cumulative Convertible Preferred Stock at the time outstanding shall have been called for redemption by the Corporation pursuant to Section 4 and such shares of Common Stock and/or cash necessary for such redemption shall have been irrevocably deposited as provided in clause (ii) of Section 4(f).

      For purposes of the foregoing provisions of this Section 8, each share of Cumulative Convertible Preferred Stock shall have one vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Cumulative Convertible Preferred Stock as a single class on any matter, then the Cumulative Convertible Preferred Stock and such other series shall have with respect to such matters one vote per $50.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Cumulative Convertible Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.


                                    *  *  *


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

      The following resolution has been duly adopted by the Transaction Committee of the Board (the "Transaction Committee"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware and pursuant to the authority granted to the Transaction Committee by the Board, which resolution remains in full force and effect as of the date hereof:

      RESOLVED, That, pursuant to the authority expressly granted to the Transaction Committee of the Board of Directors by the Board of Directors of the Company at a meeting held on September 27, 1994, at which meeting the Board of Directors adopted resolutions authorizing the creation of the Series E Convertible Preferred Stock, the following term of the Series E Convertible Preferred Stock is hereby approved by this Committee:

      (a) the dividend rate for the Series E Convertible Preferred Stock from the issue date of the Series E Convertible Preferred Stock shall be 6-1/8% per share per annum.

      IN WITNESS WHEREOF, The Equitable Companies Incorporated has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Cumulative Convertible Preferred Stock, Series E, to be duly executed by its Treasurer and Vice President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, as of this 19th day of December, 1994.

                                    /s/ Kevin R. Byrne
                                    ------------------------------------------
                                    Name:  Kevin R. Byrne
                                    Title: Treasurer and Vice President

[Corporate Seal]

ATTEST:

/s/ Molly K. Heines
-----------------------------------
Name:  Molly K. Heines
Title: Vice President and Secretary


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